Exhibit 1K-3A

CERTIFICATE OF AMENDMENT OF THE BYLAWS OF Atlis Motor Vehicles The undersigned, who is the [duly elected and/or acting] Secretary of Atlis Motor Vehicles, a Delaware corporation (the 'Company"), does hereby certify, as follows: 1. Section 5.1 of Article V of the Bylaws of the Company was amended, by unanimous written consent of the Board, on December 12, 2017, to read in its entirety, as follows: "Section Certificate of Shares. Shares of the corporation's stock may be certified or uncertified, as provided under Delaware law, and shall be entered in the books of the corporation and registered as they are issued. Certificates representing shares of the corporation's stock shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the chief executive officer or president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertified shares, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the corporation's certificate of incorporation, these by-laws, any agreement among shareholders or any agreement between shareholders and the corporation." 2. Section 5.1 of Article V of the Bylaws of the Company was amended, by unanimous written consent of the Board, on DECEMBER 12, 2017, to read in its entirety, as follows: "Section 5.2. Lost Certificates. Except as provided in this Section 5.2, no new certificates for shares or uncertified shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate of stock, or uncertified shares in place of a certificate previously issued by it on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate or uncertified shares.' 3. The foregoing amendments to the Bylaws of the Corporation have not been modified, amended, rescinded, or revoked and remain in full force and effect on the date hereof 39 The undersigned has executed this Certificate as of December 12, 2017 Mark Hanchett Chief Executive Officer and Director Name / Title 40 STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION The corporation awaited a.t ewiaing maim and b% bad= of the Getifisi Ceirporztion Lay. of the Suit apt Ciehrimine does hereby oral fy fl T• Thai aa meeting alive Bowel of Dire.-.inirs (1 MtIS MOTOR VENICIA3 InC. fYliltlrtilomi iartv duty arlopled gating Forth a !voyaged nmendingere 4 the Cenificat of bcommitimi of slid ousporschca, declaring sad soricrldment hip PAC INiVilalblir and calling a meeting of dm stockholders of &alai eurixration Fog comiclerstion thereof. The rum.lairicrri setting forth the pert re asrnencirrieeri n folk: RE .v1 dist the Cenifiesse of liscurporatiart or this CaTerigilefl arnrridArd Chilfliginf. the ilketiCie ihetCtif rIllintqUed "Urtb I. SO Chill, KS soorodied„ said Article shell he koiLt rucl rongiew Article rocrths Tim total comber of common ataxia 'which the corporation whe11 have the authority to Adam, is 17,1157,143 &harem mod the par value of teach Of such shares is SECOND- fl frost lei, pursoonl to =elution or ifs Bawd of DiTtliefa. 5r1CCial nletlint lhe stair-M4derc ukl corporation was duly emtled siid Mid uron. notice hs acroridiace with Setrijoe 222 of the Gerrard Corporation Law or the stoic of Delmore if which =cling the iimeisaty number at htlilarli tCliiiird krir NtailLfie WM Veiled in &Nor of the sinfriarnerm. MIND Thal #lid ariewirrient was duJv sciopmcd Acton:knee ..1,-;th the pemi-9171:11111 or boa 242 eit the Eirocral Corporation Law 0( et Stale of i swam. IN ilkinftESS WHEREOF, said empoiroug.in tun csuicd this remit iclig lo faro DOCIIMbEll r siltomt this 29 dov .2017 - By 4 Ai.ahipartzeci Officer Tide, Pr•slOont Nurc mark nanctett Prim oe Fc 41 UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF Atlis Motor Vehicles a Delaware Corporation The undersigned, being all of the directors of Atlis Motor Vehicles a Delaware corporation (the "Company"), pursuant to Del. Code Ann. Title 8 § 141 hereby consent, approve and adopt the following resolutions as if duly adopted at a special meeting of the Board of Directors held for this purpose WHEREAS, it has been proposed that the Company sell and offer up to $1,035,714 in Common Stock (the "Securities") through (concurrent offerings under Regulation Crowdfunding and Regulation D (the "Concurrent Offerings")] OR [an offering under Regulation Crowdfunding (the "Offering")] under the Securities Act of 1933, as amended (the "Securities Act"); Regulation Crowdfunding Offering WHEREAS, it has been proposed that the Company sell and offer up to $1,035,714 in Securities through an offering under Regulation Crowdfunding under the Securities Act, (the "Crowdfunding Offering"), pursuant to the terms of a subscription agreement by and among the Company and the investors party thereto (the "Subscription Agreement"), substantially in the form attached hereto as Exhibit A; and an Offering Memorandum on Form C that has been reviewed by the Board (the "Memorandum"); WHEREAS, the Board has been presented with and reviewed the Memorandum, and deems it to be in the best interests of the Company to authorize and approve the Memorandum and for the Company to engage in the Crowdfunding Offering; WHEREAS, to comply with Regulation Crowdfunding, the Company must file a Form C with the Securities and Exchange Commission (the "SEC"), use an online portal to communicate the Crowdfunding Offering, have an independent certified public accountant conduct a financial review and enter into agreements with a transfer agent and an escrow agent; NOW, THEREFORE BE IT RESOLVED, that the directors hereby authorize and approve the Memorandum and the Crowdfunding Offering, and the issuance of the Securities pursuant to the terms thereof; Regulation D Offering WHEREAS, it has been proposed that the Company sell and offer up to $1,035,714 in Securities through an offering under Regulation D under the Securities Act (the "Regulation D Offering"), pursuant to the terms of a [subscription/purchase] agreement by and among the Company and the investors party thereto (the "Regulation D Agreement"), substantially in the form attached hereto as Exhibit B; NOW, THEREFORE BE IT RESOLVED, that the directors hereby authorize and approve the Regulation D Offering, and the issuance of Regulation D Securities; RESOLVED, that the form, terms and provisions of the Regulation D Agreement be, and they hereby are, 42 in all respects, approved and adopted, and that the transactions contemplated by the Regulation D Agreement, including the issuance of the Regulation D Securities, be, and they hereby are, in all respects approved, and, further, that the Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to execute and deliver the Regulation D Agreement in substantially such form, with such changes therein as the Authorized Officer executing the same shall, by the execution thereof, approve, and cause the Company to perform its obligations thereunder Subscription Agreement RESOLVED, that the form, terms and provisions of the Subscription Agreement by and among the Company and the investors party thereto, a copy of which has been submitted in substantially final form to each director of the Company and is attached hereto as Exhibit A, be, and they hereby are, in all respects, approved and adopted, and that the transactions contemplated by the Subscription Agreement, including the issuance of the Securities for a price of $0.29 per Security payable as set forth in the Subscription Agreement, be, and they hereby are, in all respects approved, and, further, that the officers of the Company [the "Authorized Officers") be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to execute and deliver the Subscription Agreement in substantially such form, with such changes therein as the Authorized Officer executing the same shall, by the execution thereof , approve, and cause the Company to perform its obligations thereunder Uncertificated Securities RESOLVED, that the Securities shall be uncertificated and the Authorized Officers shall record the investor name, address and number of Securities held by each purchaser on the Company's books and records [including books and records kept in digital form online). In the event a holder requests a written record of their investment within a reasonable time, the Authorized Officers are authorized to prepare and deliver a written notice setting forth the holder' s name, the amount of Securities held and any restrictions on the transfer or registration of said Securities imposed by the Certificate of Incorporation, the Company's bylaws and the Subscription Agreement or by law or regulation. Amendments to the Company's Bylaws WHEREAS, Section 5.1 of the Bylaws of the Company as adopted on December 12 provide that shares of the Company shall be in certificated form and the issuance of certificates is not contemplated in the [Offering] [Concurrent Offerings]; RESOLVED, that the amendments to the Company's Bylaws set out in the Certificate of Amendment attached hereto as Exhibit C, be, and hereby are, authorized and that the Authorized Officers are authorized to effect such amendment. Filing of the Form C 43 RESOLVED, that the Authorized Officers are, and each of them acting singly is, authorized, in the name and on behalf of the Company, to cause to be compiled and filed with the SEC such Form C in the form required. Online Portal RESOLVED, that Start Engine Capital, LLC (" Start Engine") shall be engaged to provide the online portal required for a Crowdfunding Offering and that the Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into an agreement with Start Engine in connection with the Crowdfunding Offering and cause the Company to perform its obligations thereunder Due Diligence RESOLVED, that CrowdCheck, Inc. shall be retained to assist in the Form C preparation process and to conduct due diligence on the Memorandum, campaign page and other disclosures required for the Crowdfunding Offering and that the Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into an agreement with CrowdCheck, Inc. in connection with the Crowdfunding Offering and cause the Company to perform its obligations thereunder Financial Review RESOLVED, that Jason M Tyra CPA, PLLC ("CPA") shall be retained to conduct the required financial review of the Company's 2016 and 2017 financial statements and that the Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into an agreement with CPA in connection with Crowdfunding Offering and cause the Company to perform its obligations thereunder Escrow Agent RESOLVED, that [Prime Trust] shall be appointed escrow agent and that the Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into an agreement with said escrow agent in connection with the Crowdfunding Offering and cause the Company to perform its obligations thereunder Transfer Agent RESOLVED, that [Fund America Stock Transfer, LLC] shall be appointed transfer agent and that the Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into an agreement with said transfer agent in connection with the Crowdfunding Offering and cause the Company to perform its obligations thereunder 44 General Authorization RESOLVED FURTHER, that the Authorized Officers of the Company are hereby severally authorized and directed to take, or cause to be taken, all actions in the name and on behalf of the Company, that such officers determine are necessary or advisable to consummate the transactions contemplated by, or otherwise to effect the purposes of, the foregoing resolutions, including, but not limited to, signing, certifying to, verifying, acknowledging, delivering, accepting, filing and recording all agreements, instruments and documents related to any of the resolutions. RESOLVED FURTHER that all acts of the officers of the Company taken before the date hereof in connection with matters referred to in these resolutions are hereby ratified, approved and adopted as acts of the Company. IN WITNESS WHEREOF, the undersigned have executed this unanimous written consent effective as of December 12, 2017 Name: Mark Hanchett, Chief Executive Officer, Director 45 EXHIBIT B REGULATION D AGREEMENT 46 EXHIBIT A SUBSCRIPTION AGREEMENT 47 EXHIBIT C CERTIFICATE OF AMENDMENT OF THE BYLAWS OF Atlis Motor Vehicles The undersigned, who is the [duly elected and/or acting] Secretary of Atlis Motor Vehicles, a Delaware corporation (the "Company"), does hereby certify, as follows: 1. Section 5.1 of Article V of the Bylaws of the Company was amended, by unanimous written consent of the Board, on December 12, 2017, to read in its entirety, as follows: "Section Certificate of Shares. Shares of the corporation's stock may be certified or uncertified, as provided under Delaware law, and shall be entered in the books of the corporation and registered as they are issued. Certificates representing shares of the corporation's stock shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the chief executive officer or president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertified shares, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the corporation's certificate of incorporation, these by-laws, any agreement among shareholders or any agreement between shareholders and the corporation." 2. Section 5.1 of Article V of the Bylaws of the Company was amended, by unanimous written consent of the Board, on DECEMBER 12, 2017, to read in its entirety, as follows: "Section 5.2. Lost Certificates. Except as provided in this Section 5.2, no new certificates for shares or uncertified shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate of stock, or uncertified shares in place of a certificate previously issued by it on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the 48 certificate or the issuance of the replacement certificate or uncertified shares." 3. The foregoing amendments to the Bylaws of the Corporation have not been modified, amended, rescinded, or revoked and remain in full force and effect on the date hereof The undersigned has executed this licat_e_as of December 12, 2017 Mark Hanchett Chief Executive Officer and Director Name / Title 49 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION Atlis Motor Vehicles Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY: FIRST: That at a meeting of the Board of Directors of Atlis Motor Vehicles Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH:" so that, as amended said Article shall be and read as follows: "The total number of shares of stock which the corporation is authorized to issue is 60,000,000 shares of common stock having a par value of $0.0001 per share." SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said Atlis Motor Vehicles Inc. has caused this certificate to be signed by an authorized officer, this 22 day of January , 2020. BY: -Signature Mark Hanchett Name: -please print Authorized Officer CiTRpC RightSignature SIGNATURE CERTIFICATE TRANSACTION DETAILS Reference Number 0238644B-6498-4413-BD84-4B1D2F58A617 Transaction Type Signature Request Sent At 01/21/2020 14:41 EST Executed At 01/22/2020 20:39 EST Identity Method email Distribution Method email Signed Checksum ,a4646E0M18,76,434109528feb40692a048473,16f8.60643010 221e2f Signer Sequencing Disabled Document Passcode Disabled SIGNERS SIGNER E-SIGNATURE Name Status Atlis Motor Vehicles Inc. signed REFERENCE NUMBER 0238644B-B498-4413-BD84-4B1D2F58A617 DOCUMENT DETAILS Document Name Atlis Motor Vehicles Inc - Stock Amendments Filename atlis_motor vehicles_inc_-_stock_amendments.pdf Pages 1 page Content Type application/pdf File Size 70.6 KB Original Checksum 71.63b9.111,11,f5d282473ec4126a7ceScBe2e24e7e3fa3b13aDadOrd64ec3Ba EVENTS Viewed At 01/22/2020 20:39 EST Email mark@atlismotorvehicles.com Components 4 Multi-factor Digital Fingerprint Checksum IP Address 98.165.208.75 Device Chrome via Windows Drawn Signature Signature Reference ID 142183E1 Signature Biometric Count 33 Identity Authenticated At 01/22/2020 20:39 EST Signed At 01/22/2020 20:39 EST AUDITS TIMESTAMP AUDIT 01/22/2020 20:39 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) signed the document on Chrome via Windows from 98.165.208.75. 01/22/2020 20:39 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) authenticated via email on Chrome via Windows from 98.165.208.75. 01/22/2020 20:39 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) viewed the document on Chrome via Windows from 98.165.208.75. 01/21/2020 19:59 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) viewed the document on Mobile Safari via iOS from 174.238.20.4. 01/21/2020 18:13 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) viewed the document on Mobile Safari via iOS from 174.238.6.238. 01/21/2020 14:41 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) was emailed a link to sign. 01/21/2020 14:41 EST Harvard Filings Team (filings@delawareinc.com) created document 'atlis_motor vehicles_inc_-_stock_amendments.pdr on Internet Explorer via Windows from 74.94.220.93.